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Filed pursuant to Rule 424(b)(5)
Registration No. 333-206351

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 25, 2015)

5,000,000 Shares

Common Stock

We are offering 5,000,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the NASDAQ Global Market under the symbol "MRNS." The last sale price of our common stock on November 5, 2015, as reported by the NASDAQ Global Market, was $7.73 per share.

We are an "emerging growth company" under the federal securities laws and may take advantage of certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Please read "Risk Factors" beginning on page S-6 of this prospectus supplement, page 2 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$6.00	$30,000,000
Underwriting Discounts and Commissions(1)	$0.36	$1,800,000
Proceeds to Marinus Pharmaceuticals, Inc., before expenses	$5.64	$28,200,000

(1)
See "Underwriting" beginning on page S-12 of this prospectus supplement for additional information regarding the compensation payable to the underwriters.

Delivery of the shares of common stock is expected to be made on or about November 12, 2015. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 750,000 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $2,070,000, and the total proceeds to us, before expenses, will be $32,430,000.

Joint Book-Running Managers

Jefferies	RBC Capital Markets

Lead Manager

JMP Securities

Co-Manager

Raymond James

Prospectus Supplement dated November 6, 2015.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under "Where You Can Find Additional Information." This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses that we authorize to be distributed to you in connection with this offering. Neither we nor the underwriters have authorized any other person to provide you with any information that is different. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us or the underwriters. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement and accompanying prospectus, unless the context otherwise requires, the terms "Marinus," the "Company," "we," "us," and "our" refer to Marinus Pharmaceuticals, Inc., a Delaware corporation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus, including "Risk Factors" beginning on page S-6 of this prospectus supplement and the financial statements and related notes and other information that we incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 14, 2014 and our subsequent Quarterly Reports on Form 10-Q.

 Our Business

Overview

We are a clinical stage biopharmaceutical company focused on developing and commercializing innovative therapeutics to treat epilepsy and neuropsychiatric disorders. Our clinical stage product candidate, ganaxolone, is a CNS-selective GABAA modulator being developed in three different dose forms (intravenous ("IV"), oral capsule and oral liquid) intended to maximize therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings. Ganaxolone acts on a well-characterized target in the brain known for both anti-seizure and anti-anxiety effects.

Ganaxolone IV — Status Epilepticus ("SE"):

SE is an epileptic seizure of prolonged duration of more than five minutes or several seizures within a five-minute period where the individual does not recover between seizures. It is a medical emergency associated with significant morbidity and mortality. While SE has no Food and Drug Administration ("FDA") approved treatments, single or combinations of intravenous antiepileptic drugs ("AED") are used to attempt to break the seizures.

We are developing ganaxolone IV for the hospital setting offering a new mechanism of action for SE patients who continue to experience seizures despite treatment with an AED, a clinical situation referred to as established status epilepticus ("ESE"). According to LexisNexis, there are approximately 45,000 cases of hospitalized ESE treated in the United States annually. ESE patients who do not respond to additional AEDs are generally placed under IV anesthesia as a last resort to attempt to stop the seizures and prevent further damage to the brain and death. ESE patients who do not respond to therapy and are placed in a medically induced coma are referred to as having super refractory status epilepticus ("SRSE"). Morbidity and mortality rates increase for patients that progress from ESE to SRSE.

We recently announced our plans to initiate the clinical phase of our ganaxolone IV program in ESE. Data from preclinical studies yielded positive results testing ganaxolone IV in benzodiazepine-resistant SE. Ganaxolone IV promoted survival and showed better or comparable reversal of seizures than the endogenous neurosteroid allopregnanolone, in clinically translatable rodent models of SE. The studies were conducted at two separate laboratories using different measurements.

We plan to commence a Phase 1 clinical trial designed to evaluate the safety, tolerability and pharmacokinetics of ganaxolone IV in early 2016 before initiating a Phase 2/3 clinical trial in ESE patients later in 2016. We believe ganaxolone IV offers a new mechanism of action for the treatment of ESE that is complemented by our oral dose forms, providing continuity of care as patients transition from hospital to outpatient settings.

Ganaxolone Oral — Refractory Focal Onset Seizures:

Epileptic seizures are generally described in two major groups, primary generalized seizures and focal onset seizures. Primary generalized seizures begin with a widespread electrical discharge that involves both sides of the brain at once. Focal onset seizures begin with an electrical discharge in one limited area of the brain. Generally, a person is diagnosed as having epilepsy when they have had at least two seizures that do not have a self-limiting cause such as a high fever.

According to Decision Resources, in 2012 approximately five million people were under treatment for epilepsy in the United States, Europe and Japan. Despite the many available AEDs, approximately 30 to 35% of patients do not attain acceptable seizure control either with single drug or multiple drug therapy. Furthermore, medications with significant side effects or dosing regimens that undermine compliance make it difficult for patients to achieve and maintain seizure free status. For these reasons there is a need for new AEDs with novel mechanisms of action and improved side effect profiles that can maintain seizure control with chronic administration for people with refractory epilepsy.

We have focused most of our recent clinical development efforts on advancing our outpatient chronic epilepsy indications where oral administration is most convenient. To that end, the most advanced clinical study with ganaxolone is the ongoing multinational Phase 3 study for adjunctive treatment of refractory focal onset seizures. Patients enrolled in the study are being randomized to receive either placebo or 1,800 mg/day of ganaxolone for 12 weeks. The primary endpoint of this trial is change in seizure frequency per month compared to baseline. We are capturing adverse events and other measures of safety as well as responder rate, seizure-free status and changes in seizure subtypes. Enrollment in this Phase 3 study is nearly complete with final enrollment in the registration component of the study expected to reach between 300-350 patients. We expect top-line data to be announced by mid-2016.

We recently participated in a successful End-of-Phase 2 meeting, where the FDA was in general agreement with our planned path to support registration of ganaxolone for adjunctive treatment of focal onset seizures, which, among other anticipated preclinical and clinical studies, includes a single additional Phase 3 registration study. We and the FDA are in general agreement on the design, population and primary endpoint for both the ongoing and planned second Phase 3 clinical study. We intend to submit the protocol of the second Phase 3 study to the FDA for a Special Protocol Assessment.

Ganaxolone's mechanism acts on synaptic and extrasynaptic GABAA receptor targets known to have anti-anxiety benefits in addition to anti-seizure activity. Approximately 50% of epilepsy patients are estimated to experience comorbid anxiety and/or depression. We believe an antiepileptic drug, with demonstrated additive mood benefits, could benefit epilepsy patients with comorbid mood disorders.

Ganaxolone Oral — Pediatric Orphan Indications:

  PCDH19 Female Pediatric Epilepsy:

PCDH19 female pediatric epilepsy is a serious and rare (less than 3,000 diagnosed in the United States annually) epileptic syndrome characterized by highly variable early-onset cluster seizures with comorbid cognitive and behavioral disturbances with or without mental retardation. PCDH19 female pediatric epilepsy is caused by a mutation in the PCDH19 gene. This mutation results in impairment of the function of protocadherin 19 — a calcium-dependent cell-adhesion protein that is primarily expressed in the brain. Defects in this gene are a cause of epilepsy mostly reported in females. There is also indirect evidence linking progesterone/allopregnanolone to the onset and offset of seizures in girls with PCDH19 pediatric epilepsy. Currently, there are no FDA approved therapies for this condition.

Based upon both proof-of-concept data for ganaxolone for the treatment of refractory pediatric seizures and a mechanistic rationale for providing a therapeutic benefit through increased GABAergic signaling, we have initiated an expanded access protocol under our epilepsy investigational new drug application ("IND") for an open-label trial. This exploratory Phase 2 proof-of-concept trial is being conducted at seven sites in the United States and one site in Italy. The study is designed to enroll approximately ten female pediatric patients between the ages of 2 and 18 years old with a confirmed PCDH19 genetic mutation. Ganaxolone is administered as either oral liquid suspension or capsules for up to 26 weeks after establishing up to

12 weeks of baseline seizure frequency. The primary efficacy measure in the trial is percent change in seizure frequency per 28 days relative to baseline.

Initial observations from our ongoing Phase 2 clinical trial showed that 63% of patients at various durations of therapy experienced a greater than 50% reduction in seizures for at least one 28-day treatment period compared to baseline. Consistent with earlier studies, ganaxolone was observed to be generally safe and well-tolerated. Improvements in behavior and cognitive skills were also observed by investigators and caregivers for some patients. Enrollment is continuing in the study with full data expected in mid-2016.

  Fragile X Syndrome ("FXS"):

FXS is a genetic condition that causes intellectual disability, behavioral and learning challenges and various physical characteristics. FXS arises from a mutation of a gene known as the fmr1 gene in the coding for the Fragile X mental retardation protein. Ganaxolone and other agents that have been shown to improve GABA function have also been shown to improve FXS symptoms in a mouse model. Patients with FXS exhibit autism-like symptoms including cognitive impairment, anxiety and mood swings, attention deficit and heightened response to stimuli. Approximately 7% of women and 18% of men with FXS experience seizures. Currently, there are no FDA approved therapies for FXS.

As an initial proof-of-concept study to explore the mood effects of ganaxolone, an exploratory double-blind placebo-controlled Phase 2 study in Fragile X Syndrome is underway. The primary outcome measure of the study is Clinical Global Impression Rating Scale for Improvement. Secondary outcome measures include the Aberrant Behaviors Checklist and ratings scales for specific behaviors associated with childhood FXS. This study is fully enrolled and we expect data from this grant-funded, investigator-sponsored clinical trial to be announced in the first quarter of 2016.

Our Strategy

Our goal is to maximize the value of ganaxolone as a first-in-class innovative neuropsychiatric therapy with a portfolio of diversified indications. The key elements of our strategy to achieve this goal include the following:

  ▪
  Broadening dose forms to acute care setting.  Our present ongoing clinical trials utilize our patented nanoparticulate composition administered in oral capsule and liquid suspension dose forms. As a complement to these orally administered dose forms, we are preparing to bring our intravenous dose form into clinical trials for the treatment of ESE. We plan to evaluate ganaxolone IV for the acute care setting for in-hospital use and in patient populations that may benefit from both inpatient ganaxolone IV and an outpatient oral form for chronic administration.

  ▪
  Executing our registration studies and pursue regulatory approval for ganaxolone for adjunctive treatment of focal onset seizures and other epilepsy indications. Building on efficacy established in our two completed Phase 2 clinical trials, and a differentiated safety profile as demonstrated in extensive preclinical studies and trials in more than 1,300 subjects, we are executing a clinical program to support a registration filing for ganaxolone for adjunctive treatment of focal onset seizures in adults in the United States, Europe and other major markets. Additionally, if the results from our adjunctive focal onset seizure trials are positive, we plan to develop ganaxolone in other segments of the epilepsy market including for monotherapy and pediatric epilepsy. As a result of its efficacy and safety profile, we believe ganaxolone could be a meaningful treatment for epilepsy patients who do not achieve adequate seizure control or have intolerable adverse events with currently available therapies or have concerns around reproductive toxicity.

  ▪
  Pursuing orphan disease epilepsy indications for ganaxolone.  Within epilepsy, there are several smaller patient populations where a genetic marker associated with the syndrome has been linked to deficits in GABAergic signaling. Increasing GABAergic tone with ganaxolone, a CNS-selective GABAA modulator, might provide benefit. Treatments for these small populations have the potential for more efficient paths to regulatory approval and commercialization. A proof-of-concept open label Phase 2 clinical trial is ongoing for ganaxolone in patients with PCDH19 female pediatric epilepsy and FXS. We may also explore development of ganaxolone in other rare genetic epilepsy indications.

  ▪
  Expanding non-epilepsy indications for ganaxolone.  Due to its mechanism of action, we believe ganaxolone has potential for therapeutic benefit in a variety of neuropsychiatric disorders in addition to epilepsy. Evidence from preclinical and clinical studies demonstrates that treatment with an agent similar to naturally occurring allopregnanolone could be of benefit in patients with anxiety, mood, sleep and other neuropsychiatric disorders. A proof-of-concept clinical trial is ongoing for ganaxolone in patients with FXS and PCDH19 female pediatric epilepsy, two conditions where patients experience cognitive impairment, behavior problems and anxiety, in addition to seizures. We may explore development of ganaxolone in other neuropsychiatric disorders and rare disease neurology indications.

  ▪
  Build on our intellectual property.  We believe that our intellectual property around our nanotechnology and other formulation know-how creates significant barriers to competition. We have developed most of our technology internally, which provides us with greater control and flexibility and reduces expense. Upon commercialization, in-licensed technology would result in a likely payment burden in the low single digits as a percentage of sales. Other payment obligations may be triggered if we successfully partner our product candidates with third parties. We intend to further expand our intellectual property portfolio through internal development and opportunistic licensing or acquisition of complementary technologies.

Corporate Information

We were incorporated in Delaware in August 2003. Our principal executive offices are located at Three Radnor Corporate Center, 100 Matsonford Rd, Suite 304, Radnor, Pennsylvania 19087 and our telephone number is (484) 801-4670. Our website address is www.marinuspharma.com. The inclusion of our website address is, in each case, intended to be an inactive textual reference only and not an active hyperlink to our website. The information on our internet website is not incorporated by reference in this prospectus supplement and should not be considered to be part of this prospectus supplement.

Implications of Being an Emerging Growth Company

We are an "emerging growth company," as defined in the JOBS Act enacted in April 2012. For as long as we continue to be an "emerging growth company," we may choose to take advantage of exemptions from various public company reporting requirements. These exemptions include, but are not limited to:

  ▪
  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

  ▪
  reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

  ▪
  exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We can be an "emerging growth company" for up to five years after the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, or the Securities Act, which occurred on July 31, 2014 when the SEC declared effective our Form S-1 registration statement. We would cease to be an "emerging growth company" if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our capital stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

 THE OFFERING

Common stock offered by us	5,000,000 shares
Common stock to be outstanding after this offering	19,334,852 shares
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days to purchase an additional 750,000 shares of common stock.
Use of proceeds

We intend to use the net proceeds received from the sale of our common stock to advance the preclinical and clinical development of ganaxolone, including trials for our ganaxolone IV program, and regulatory, research and development, pre-commercial, general and administrative and manufacturing expenses and for working capital and general corporate purposes. See "Use of Proceeds" on page S-9.

Risk factors

An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement for a discussion of factors that your should read and consider before investing in our securities.

NASDAQ Global Market symbol	Our common stock is listed on the NASDAQ Global Market under the symbol "MRNS."

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 14,334,852 shares outstanding as of September 30, 2015 and excludes 1,757,326 shares of common stock issuable upon exercise of outstanding options as of September 30, 2015, with a weighted average exercise price of $7.49 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options described above and no exercise of the underwriters' option to purchase additional shares of common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should carefully consider the risks described below, together with the risks described in the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendment or update thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K we may file. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the sale of our common stock will be used primarily to advance the preclinical and clinical development of ganaxolone, including trials for our ganaxolone IV program, and regulatory, research and development, pre-commercial, general and administrative and manufacturing expenses and for working capital and general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Please see the section entitled "Use of Proceeds" on page S-9 for further information.

If you purchase the common stock sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled "Dilution" on page S-14 for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

The issuance of additional shares of our common stock could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of September 30, 2015, we had 14,334,852 shares of common stock outstanding, all of which shares were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, shares of common stock issuable upon exercise of outstanding options and shares reserved for future issuance under our stock incentive plans will become eligible for sale in the public market to the extent permitted by applicable vesting requirements and subject in some cases to compliance with the requirements of Rule 144.

 FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated or deemed to be incorporated by reference herein contain or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "objective," "ongoing," "plan," "predict," "project," "potential," "should," "will," or "would," and or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference herein, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

These risks and uncertainties include, among other things:

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  our ability to develop and commercialize ganaxolone;

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  the status, timing and results of preclinical studies and clinical trials;

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  the potential benefits of ganaxolone;

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  the timing of seeking regulatory approval of ganaxolone;

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  our ability to obtain and maintain regulatory approval;

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  our estimates of expenses, future revenue and profitability;

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  our estimates regarding our capital requirements and our needs for additional financing;

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  our plans to develop and market ganaxolone and the timing of our development programs;

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  our estimates of the size of the potential markets for ganaxolone;

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  our selection and licensing of ganaxolone;

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  our ability to attract collaborators with acceptable development, regulatory and commercial expertise;

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  the benefits to be derived from corporate collaborations, license agreements, and other collaborative or acquisition efforts, including those relating to the development and commercialization of ganaxolone;

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  sources of revenue, including contributions from corporate collaborations, license agreements, and other collaborative efforts for the development and commercialization of products;

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  our ability to create an effective sales and marketing infrastructure if we elect to market and sell ganaxolone directly;

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  the rate and degree of market acceptance of ganaxolone;

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  the timing and amount or reimbursement for ganaxolone;

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  the success of other competing therapies that may become available;

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  the manufacturing capacity for ganaxolone;

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  our intellectual property position;

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  our ability to maintain and protect our intellectual property rights;

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  our results of operations, financial condition, liquidity, prospects, and growth strategies;

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  the industry in which we operate; and

  ▪
  the trends that may affect the industry or us.

You should refer to "Risk Factors" beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

 USE OF PROCEEDS

We anticipate that the net proceeds to us from the sale of the 5,000,000 shares of common stock offered hereby, after deducting underwriter discounts and commissions and expenses payable by us and relating to the offering will be approximately $27.7 million, or $31.9 million if the underwriters exercise in full their option to purchase additional shares. We currently intend to use the net proceeds of this offering to advance the preclinical and clinical development of ganaxolone, including trials for our ganaxolone IV program, and regulatory, research and development, pre-commercial, general and administrative and manufacturing expenses and for working capital and general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending these uses, we will invest the net proceeds in investment-grade, interest-bearing securities.

 DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of September 30, 2015 was approximately $25.7 million, or $1.79 per share. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 5,000,000 shares of our common stock at the public offering price of $6.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2015 would have been approximately $53.4 million, or $2.76 per share. This represents an immediate increase in net tangible book value of $0.97 per share to existing stockholders and immediate dilution of $3.24 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$6.00
Net tangible book value per share as of September 30, 2015	$1.79
Increase in net tangible book value per share attributable to this offering	0.97

As adjusted net tangible book value per share as of September 30, 2015, after giving effect to this offering		2.76

Dilution per share to new investors in this offering		$3.24

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $2.87 per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $3.13 per share.

The number of shares of common stock shown above to be outstanding after this offering is based on 14,334,852 shares of common stock outstanding as of September 30, 2015 and excludes 1,757,326 shares subject to outstanding options as of September 30, 2015, having a weighted average exercise price of $7.49 per share.

To the extent outstanding options are exercised, there will be further dilution to new investors. In addition, to the extent we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

 PRICE RANGE OF OUR COMMON STOCK

Our common stock has been quoted on the NASDAQ Global Market under the symbol "MRNS" since July 31, 2014. The following table sets forth, for the periods indicated, the reported high and low sales prices per share of our common stock as reported by the NASDAQ Global Market for the periods indicated:

Fiscal Year Ending December 31, 2015	High	Low
First Quarter	$16.60	$8.78
Second Quarter	$13.72	$7.00
Third Quarter	$20.72	$7.67
Fourth Quarter (through November 5, 2015)	$10.12	$6.22

Fiscal Year Ended December 31, 2014	High	Low
Third Quarter (beginning July 31, 2014)	$10.58	$5.49
Fourth Quarter	$11.24	$5.66

On November 5, 2015, the closing price of our common stock as reported by the NASDAQ Global Market was $7.73 per share. As of November 5, 2015, there were approximately 100 stockholders of record of our common stock. This does not include the number of persons whose stock is held in nominee or "street name" accounts through brokers.

DIVIDEND POLICY

We have never paid cash dividends. We do not expect to declare or pay any cash dividends on our common stock in the near future. We intend to retain all earnings, if any, to invest in our operations. The payment of future dividends is within the discretion of our board of directors and will depend upon our future earnings, if any, our capital requirements, financial condition and other relevant factors.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated November 6, 2015, among us, Jefferies LLC and RBC Capital Markets, LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC	2,250,000
RBC Capital Markets, LLC	1,600,000
JMP Securities LLC	650,000
Raymond James & Associates, Inc.	500,000

Total	5,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.216 per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$6.00	$6.00	$30,000,000	$34,500,000
Underwriting discounts and commissions paid by us	$0.36	$0.36	$1,800,000	$2,070,000
Proceeds to us, before expenses	$5.64	$5.64	$28,200,000	$32,430,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000. We also have agreed to reimburse the underwriters for up to $20,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Listing

Our common stock is listed on the NASDAQ Global Market under the trading symbol "MRNS".

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 750,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter's initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus.

No Sales of Similar Securities

We, our officers and our directors have agreed, subject to specified exceptions, not to directly or indirectly:

  ▪
  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended,

  ▪
  otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

  ▪
  publicly announce an intention to do any of the foregoing

for a period of 90 days after the date of this prospectus without the prior written consent of Jefferies LLC and RBC Capital Markets, LLC. This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC and RBC Capital Markets, LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

"Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

"Naked" short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS

Australia

This prospectus is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

  ▪
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  ▪
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

  ▪
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  ▪
  the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions,

  ▪
  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  ▪
  where required by law, the purchaser is purchasing as principal and not as agent, and

  ▪
  the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Jefferies LLC is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, each referred to herein as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to herein as the Relevant Implementation Date, no offer of any securities which are the subject of the offering contemplated by this prospectus has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

  ▪
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  ▪
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

  ▪
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  ▪
  a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  ▪
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

  ▪
  to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

  ▪
  where no consideration is given for the transfer; or

  ▪
  where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

 LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Duane Morris LLP, Philadelphia, Pennsylvania. Covington & Burling LLP, New York, New York is counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Marinus Pharmaceuticals, Inc. as of December 31, 2014 and 2013, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.marinuspharma.com. Our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus supplement omits some information contained in our registration statement in accordance with the SEC's rules and regulations. You should review the information contained in and exhibits filed to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 000-36576) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

  ▪
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 12, 2015;

  ▪
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 14, 2015, August 4, 2015 and October 29, 2015, respectively;

  ▪
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed on March 17, 2015;

  ▪
  Current Reports on Form 8-K filed with the SEC on January 7, 2015, April 23, 2015, August 13, 2015 and November 6, 2015; and

  ▪
  The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, as modified by our reports we file under the Exchange Act.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and until we file a post-effective amendment that indicates the termination of the offering of the securities covered by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Marinus Pharmaceuticals, Inc.
Three Radnor Corporate Center
100 Matsonford Rd., Suite 304
Radnor, PA 19087
Attn: Investor Relations
Phone: (484)-801-4670

PROSPECTUS

MARINUS PHARMACEUTICALS, INC.

$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize the provision to you of one or more free writing prospectuses in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information we include in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents we incorporate by reference, before buying any of the securities being offered.

        Our common stock is traded on the Nasdaq Global Market under the symbol "MRNS." On August 10, 2015, the last reported sale price of our common stock on the Nasdaq Global Market was $17.85. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement. On August 10, 2015, the aggregate market value of our outstanding common stock our non-affiliates held was approximately $126.3 million.

        We may sell the securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that we incorporate by reference into this prospectus.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        Neither the U.S. Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 25, 2015.

        You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, including the information we incorporate by reference as described under "Where You Can Find More Information." We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the specific risks and uncertainties we describe under the caption "Risk Factors" or similar heading in our periodic reports referred to in "Where You Can Find More Information" below and, if included in an applicable prospectus supplement or free writing prospectus under the caption "Risk Factors" or similar heading in the applicable prospectus supplement. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

ABOUT THIS PROSPECTUS

        All references in this prospectus to "Marinus," "Company," "we," "our" and "us" refer to Marinus Pharmaceuticals, Inc. unless the context otherwise requires.

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or "SEC", using a "shelf" registration process. Under this shelf registration process, we and certain holders of our securities may sell the securities described in this prospectus in one or more offerings, up to the total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we or holders of our securities offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain more specific information about the terms of the offering and those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also modify, add to or supersede the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus together with the documents incorporated by reference, the applicable prospectus supplement and any related free writing prospectus, to with the additional information referred to below under "Where You Can Find More Information," before buying any of the securities being offered.

        We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever we refer in this prospectus, including other documents we incorporate by reference, to a Company contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. We qualify all of the summaries in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. Therefore, we can disclose important information to you by referring you to any of the SEC filings we reference in the list below. Any information we refer to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus or the applicable prospectus supplement. Any reports we file with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus terminates will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus or the applicable prospectus supplement.

        We incorporate by reference into this prospectus the following documents or information we file with the SEC, other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules. The SEC file number for these documents is 001-36576.

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  Our annual report on Form 10-K for the year ended December 31, 2014 we filed with the SEC on March 12, 2015;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 14, 2015 and August 4, 2015, respectively;

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  Current Reports on Form 8-K filed with the SEC on January 7, 2015, March 17, 2015, April 23, 2015 and August 4, 2015 (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary);

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  The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, as modified by our reports we file under the Exchange Act; and

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  All documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of securities under this prospectus, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits we file on such form that relate to such items.

        In addition, all reports and documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this registration statement.

        Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement, modifies or supersedes this statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Marinus Pharmaceuticals, Inc., Attention: Investor Relations, Three Radnor Corporate Center, 100 Matsonford Rd., Suite 304, Radnor, Pennsylvania, telephone (484) 801-4670.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

        This prospectus, including documents we incorporate by reference, any applicable prospectus supplement and any related free writing prospectus, contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan,"

"anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

        Actual results could differ materially from our forward-looking statements due to a number of factors, including risks related to:

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  our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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  the success and timing of our preclinical studies and clinical trials;

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  the potential that results of preclinical studies and clinical trials indicate ganaxolone is unsafe or ineffective;

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  our exposure to business disruptions;

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  our dependence on third parties in the conduct of our preclinical studies and clinical trials;

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  the difficulties and expenses associated with obtaining and maintaining regulatory approval of ganaxolone, and the labeling under any approval we may obtain;

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  our plans and ability to develop and commercialize ganaxolone;

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  our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

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  the size and growth of the potential markets for ganaxolone, market acceptance of ganaxolone and our ability to serve those markets;

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  legal and regulatory developments in the United States and foreign countries;

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  our ability to limit our exposure to product liability lawsuits;

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  the rate and degree of market acceptance of ganaxolone;

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  obtaining and maintaining intellectual property protection for ganaxolone and our proprietary technology;

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  the successful development of our commercialization capabilities, including sales and marketing capabilities;

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  recently enacted and future legislation regarding the healthcare system;

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  the success of competing therapies and products that are or become available; and

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  the performance of third parties, including CROs and third-party manufacturers.

        Ganaxolone is an investigational drug undergoing clinical development and has not been approved by the FDA, nor submitted to the FDA for approval. Ganaxolone has not been, nor may never be approved by any regulatory agency nor marketed anywhere in the world. Statements contained in this prospectus should not be deemed to be promotional.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We are under no obligation to update any of the forward-looking statements after the date of this prospectus and any applicable prospectus supplement to conform such statements to actual results or to changes in our expectations.

        Readers are also urged to carefully review and consider the various disclosures made by us that attempt to advise interested parties of the factors that affect our business, including without limitation the disclosures made in our quarterly report on Form 10-Q for the quarter ended June 30, 2015 under the caption "Risk Factors."

OUR COMPANY

        We are a clinical stage biopharmaceutical company focused on developing and commercializing innovative neuropsychiatric therapeutics. Our clinical stage product candidate, ganaxolone, is a small molecule that is a synthetic analog of allopregnanolone, an endogenous neurosteriod known for its anticonvulsive and antianxiety activity. By targeting the same spectrum of GABAA receptors as allopregnanolone, ganaxolone delivers its therapeutic benefit through a mechanism that we believe may offer safety and efficacy advantages compared to other marketed antiepileptic drugs. Ganaxolone was rationally designed to unlock the potential for chronic neurosteroid therapy through modulation of the GABAA receptor. Our orally administered solid and liquid suspension dose forms are being evaluated in our ongoing clinical trials and we are conducting the requisite preclinical experiments to ready our intravenous, dose form for clinical use. We have a dual strategy of evaluating ganaxolone for treating seizure disorders, and treating targeted orphan diseases for which there are no approved therapies, the development timelines may be abbreviated, and for which there is a strong mechanistic rationale for ganaxolone to offer therapeutic benefit to patients with very high unmet needs.

        Our executive offices are located at Radnor Corporate Center, 100 Matsonford Rd., Suite 304, Radnor, Pennsylvania 19087, and our telephone number is (484) 801-4670. We maintain an Internet website at www.marinuspharma.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. Information contained in or accessible through our website does not constitute part of this prospectus.

STATEMENT OF COMPUTATION OF RATIOS

        The following table sets forth our ratio of earnings (loss) to fixed charges and to combined fixed charges and preferred stock dividends for the years ended December 31, 2014, 2013 and 2012, and for the six months ended June 30, 2015.

	Six months ended June 30,	Years ended December 31,
(Dollars in thousands)	2015	2014	2013	2012
Pre-tax loss	$(12,275)	$(10,833)	$(5,270)	$(1,409)
Ratio of earnings to fixed charges (a)	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges	$12,275	$10,833	$5,270	$1,409
Deficiency of earnings available to cover fixed charges and preferred stock dividend requirements	$12,275	$13,378	$9,074	$3,595

        We did not record earnings for the years ended December 31, 2014, 2013 or 2012, or for the six months ended June 30, 2015. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods.

        For purposes of computing the ratio of earnings to fixed charges, earnings consist of pre-tax loss plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs, and an estimate of the interest within rental expense.

        For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of pre-tax loss plus fixed charges. Combined fixed charges and preferred stock dividends consist of interest expense, including amortization of debt issuance costs, an estimate of interest within rental expense and preferred stock dividends.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, research and development and clinical trial costs. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

        This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and units that we may offer and sell from time to time. When we offer one or more of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated by-laws, the Delaware General Corporation Law, or DGCL, and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

        We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

Capital Stock

        Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share. As of June 30, 2015, there were 14,232,666 shares of common stock outstanding.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have any cumulative voting rights. Any election at a meeting of stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote at the election, and all other matters are generally determined by a majority of the votes cast on the matter. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available. In the event of we liquidate, dissolve or wind up, after payment of all of our debts and liabilities, and subject to the preferential rights, if any, of any outstanding preferred stock, the holders of our common stock are entitled to share ratably in all assets. Our common stock has no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking funds provisions applicable to the our common stock.

We have received full payment for all outstanding shares of our common stock and cannot require our stockholders to make further payments on the stock.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or Nasdaq Stock Market rules), to designate and issue up to 25,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price;

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  the dividend rate, period and payment date and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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  voting rights, if any, of the preferred stock;

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  preemptive rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

        Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Stock Options, Warrants and Convertible Preferred Stock

        As of June 30, 2015, we have reserved 1,990,883 shares of common stock for issuance under our equity compensation plans, upon exercise of outstanding stock options. Of this number, we have reserved 1,410,712 shares for issuance upon exercise of outstanding options that we previously granted under our stock option plans and 580,171 shares for issuance upon exercise of options that we may grant in the future under our stock option plans.

        As of June 30, 2015, we have no shares of common stock reserved for issuance under our equity compensation plans reserved for issuance upon exercise of outstanding warrants or convertible preferred stock.

Delaware Anti-Takeover Law and Certain Charter Provisions

        Delaware Section 203.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder unless:

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  prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to such date, the board of directors approves the business combination and stockholders authorize the business combination at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

        A "business combination" includes a merger, asset or stock sale or other transaction resulting in financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation's outstanding voting stock.

        Charter Provisions.    Our amended and restated certificate of incorporation includes the following provisions, among others:

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  the authority of our board of directors to issue shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval;

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  the division of our board of directors into three classes with staggered three-year terms;

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  all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent; and

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  the elimination of cumulative voting.

        Indemnification.    Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover.

        These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. We intend these provisions to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. We designed these provisions to reduce our vulnerability to an unsolicited acquisition proposal. We also intend for the provisions to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8200. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability to:

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  incur additional indebtedness;

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    issue additional securities;

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    create liens;

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    pay dividends and make distributions in respect of our capital stock;

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    redeem capital stock;

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    make investments or other restricted payments;

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    sell or otherwise dispose of assets;

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    enter into sale-leaseback transactions;

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    engage in transactions with stockholders and affiliates; or

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    effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of any material United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  the applicability of the provisions in the indenture on discharge;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

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  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Debt Securities—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.

However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

        We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which we issue a unit may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities" below.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;

  •
  we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

        There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, if any;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, Duane Morris LLP, Philadelphia, Pennsylvania, will pass upon the validity of the securities offered by this prospectus.

EXPERTS

        The financial statements of Marinus Pharmaceuticals, Inc. as of December 31, 2014 and 2013, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

5,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

RBC Capital Markets

Lead Manager

JMP Securities

Co-Manager

Raymond James

November 6, 2015